Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-51239) of Kelly Services, Inc. of our report dated June 18, 2004 relating to the financial statements of Kelly Retirement Plus, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
June 18, 2004